ADOPTED March 20, 1990
                                             As Amended Through October 15, 1998


                           SCHULTZ SAV-O STORES, INC.
                             1990 STOCK OPTION PLAN

          1. PURPOSE. The purpose of the Schultz Sav-O Stores, Inc. 1990 Stock Option Plan (the "Plan") is to promote the best interests of Schultz Sav-O Stores, Inc. (the "Company") and its shareholders by providing key employees of the Company and its Subsidiaries (as defined in Section 3) with an opportunity to acquire a, or increase their, proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability. It is intended that certain of the options granted pursuant to the Plan will constitute incentive stock options within the meaning of Section 422A of the Internal Revenue Code ("Incentive Stock Options") and the remainder of the options granted hereunder will constitute nonqualified stock options ("Nonqualified Options"), as determined by the Committee (as defined in Section 2).

          2. ADMINISTRATION.

         (a) The Plan shall be administered by the Compensation and Stock Option Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee shall consist of not less than three members of the Board who shall qualify as "disinterested administrators" and/or "disinterested persons" as either or both of such terms are defined in the then existing rules and/or regulations promulgated under Section 16 ("Section 16 Rules") of the Securities Exchange Act of 1934, as amended ("Exchange Act"). A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by at least a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by a unanimous vote at a meeting duly called and held.

         (b) In accordance with the provisions of the Plan, the Committee shall determine: (i) the key employees to whom options shall be granted hereunder;
(ii) the number of shares of Stock (as defined in Section 4) to be subject to each option; (iii) the time at which the option is to be granted; (iv) the option period; (v) the option price; (vi) the manner in which options become exercisable and when such options terminate; (vii) whether the options shall be Incentive Stock Options or Nonqualified Options; (viii) whether to grant tax offset bonuses in connection with Nonqualified Options; and (ix) such other provisions of the option granted as the Committee may deem necessary or desirable.

         (c) The Committee has authority to adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interests of the Company. The Committee shall have complete authority to resolve all questions regarding interpretation, administration and application of this Plan, any related option agreements or instruments and

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

the value of shares of Stock subject to options for any purpose hereunder, and any such determination shall be final.

          3. ELIGIBILITY. Any key employee ("Employee") of the Company or its future subsidiaries, as defined in Section 425(f) of the Internal Revenue Code ("Subsidiaries"), including any such Employee who is also an officer or director of the Company or its Subsidiaries, whose judgment, initiative and efforts, in the opinion of the Committee, contribute materially to the successful performance of the Company or its Subsidiaries, shall be eligible to receive options under the Plan. No option may be granted under the Plan to any director of the Company who is not also an Employee or to any current or former member of the Committee if such eligibility would then violate the disinterested administration requirements of the Section 16 Rules.

          4. SHARES SUBJECT TO THE PLAN. The shares to be subject to options granted under the Plan shall be shares of the Company's Common Stock, $.05 current par value per share ("Stock"), and may be either authorized and unissued or treasury shares. The total number of shares of Stock for which options may be granted and which may be purchased pursuant to the exercise of options granted under the Plan shall not exceed an aggregate of 450,000 shares, subject to adjustment as provided in Section 10; provided, however, that in the event an option granted under the Plan expires, is cancelled or is terminated unexercised as to any shares of Stock covered thereby, such shares shall thereafter become available for the granting of additional options under the Plan.

          5. OPTION PRICE. The option price per share of Stock shall be fixed by the Committee, but shall not be less than 100% of the fair market value of the Stock on the date the option is granted, as determined by the Committee.

          6. GRANT OF OPTIONS. Subject to the terms and conditions of the Plan, the Committee may, from time to time, grant to selected Employees options to purchase such number of shares of Stock and on such terms and conditions as the Committee may determine. More than one option may be granted to the same
Employee. The day on which the Committee approves the granting of an option shall be considered as the date on which such option is granted. Options granted to Employees may be either Incentive Stock Options or Nonqualified Options, as determined by the Committee. The granting of an option to an Employee shall give such Employee no rights as a shareholder of the Company, except as to shares actually issued to him upon exercise in accordance with the Plan.

          7. OPTION PERIOD; INCENTIVE STOCK OPTION MAXIMUM.

         (a) The Committee shall determine the expiration date of each option, but such expiration date shall not be later than seven years after the date such option is granted.

         (b) The aggregate fair market value (determined at the time the option is granted) of the Stock with respect to which any Incentive Stock Options are exercisable for the first time by an Employee during any calendar year under the Plan or any other plan of the Company or any Subsidiary shall not exceed $100,000.

          8. EXERCISE OF OPTIONS.

         (a) An Employee entitled to exercise an option may, subject to its terms and conditions and the terms and conditions of the Plan, exercise the option in full at any time or in part from time to time by delivery to the Company at its principal office in Sheboygan, Wisconsin, of a written notice of exercise specifying the number of shares of Stock with respect to which the option is being exercised; provided, however, that, if then required by the
Section 16 Rules, no option shall be exercisable until at least six months has elapsed from the date of grant of such option, except in the case of the death or disability of the Employee holding such option as set forth in the Employee's option agreement, or as otherwise allowed under the Section 16 Rules.

         (b) Any notice of exercise shall be accompanied by full payment of the option price of the shares of Stock being purchased (i) in cash or its equivalent; (ii) with the consent of the Committee as set forth in the option agreement, by tendering previously acquired shares of Stock (valued at their fair market value as of the date of exercise, as determined by the Committee); or (iii) with the consent of the Committee as set forth in the option agreement, by any combination of (i) and (ii). For purposes of (ii) and (iii) above, the term "previously acquired shares of Stock" shall only include Stock owned by the Employee prior to the exercise of the option for which payment is being made and shall not include shares of Stock which are being acquired pursuant to the exercise of such option.

         (c) Except as may be provided in the option agreement, an option granted under the Plan may be exercised only while the Employee is an employee of the Company or its Subsidiaries and only if he has been continuously so employed since the date the option was granted. Options may be exercised during the life of the Employee only by the Employee (or his legal representative). No shares of Stock shall be issued upon exercise until full payment therefor has been made.

          9. TAX OFFSET BONUS; TAX WITHHOLDING.

         (a) A tax offset bonus may be granted in conjunction with all or part of any Nonqualified Option granted under the Plan, either at the time of the grant or at any time during the term of the Nonqualified Option by making provision therefor in the option agreement or an amendment to the option agreement. Upon exercise of a Nonqualified Option with respect to which a tax offset bonus has been granted, the Employee shall be entitled to receive from the Company an amount in cash determined by multiplying the excess of the fair market value of the shares of Stock for which the Nonqualified Option is exercised over the aggregate option price for such Stock by the Bonus Factor (as defined in Section 9(b)). The fair market value of such shares of Stock shall be determined by the Committee as of the date of exercise; provided, however, that, if the Employee is an officer, director or 10% or more shareholder of the Company and if then determined appropriate by the Committee, such fair market value shall be determined as of the date which is six months after the date of such exercise. The day on which the Employee exercises his Nonqualified Option pursuant to Section 8 shall be considered the date on which such Nonqualified Option was exercised.

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

         (b) The "Bonus Factor" shall be the fraction calculated by dividing the Applicable Tax Rate, as hereinafter described, by an amount equal to one minus the Applicable Tax Rate. The Committee shall from time to time determine the Applicable Tax Rate or Rates to be used in determining the amount of tax offset bonuses (which may, but need not, be the same for each Employee), taking into account such factors as it may deem necessary, including without limitation, the maximum income tax rates applicable to individuals and the salary rates and grades of Employees; provided, however, that the Applicable Tax Rate(s) shall not exceed the maximum income tax rate imposed on corporations. The tax offset bonus shall be payable to the Employee within 15 days following exercise of a Nonqualified Option with respect to which such bonus relates; provided, however, that, in the case of an Employee who is an officer, director or 10% or more shareholder of the Company, such bonus shall be payable within 15 days following the date as of which the fair market value of the Stock purchased upon exercise of the Nonqualified Option is determined. All determinations by the Committee pursuant to this Section 9 shall be final.

         (c) The Company may deduct and withhold from any cash otherwise payable under this Section 9 such amount as may be required for the purpose of satisfying the Company's obligation to withhold federal, state or local taxes. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the Employee pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of, such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

         (d) With the consent of the Committee as set forth in the option agreement, an Employee may be permitted to satisfy the Company's withholding requirements upon exercise of a Nonqualified Option by electing to have the Company withhold shares of Stock otherwise issuable to the Employee or to deliver to the Company shares of Stock having a fair market value (as determined by the Committee) on the date income is recognized pursuant to the exercise of a Nonqualified Option equal to the minimum amount required to be withheld. The election shall be made in writing and shall be made according to such rules and in such form as the Committee shall determine.

          10. CAPITAL ADJUSTMENTS AFFECTING STOCK. In the event of a capital adjustment resulting from a stock dividend (other than a stock dividend in lieu of an ordinary cash dividend), stock split, spin-off, split-up, reorganization, recapitalization, merger, consolidation, combination or exchange of shares or the like, the number of shares of Stock subject to the Plan and the number of shares subject to outstanding options shall be adjusted in a manner consistent with such capital adjustment; provided, however, that no such adjustment shall require the Company to sell or issue any fractional shares and the adjustment shall be limited accordingly in a manner determined by the Committee. Additionally, the per share option price of any shares of Stock subject to outstanding options shall be adjusted so that there will be no change in the aggregate option price payable upon exercise of any such option. The determination of the Committee as to any adjustment hereunder shall be final.

          11. POWERS OF COMPANY NOT AFFECTED. The existence of the Plan or any options granted under the Plan (including the option agreements or instruments evidencing such options) shall not affect in any way the right or power of the Company or its shareholders

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

to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger, consolidation or business combination of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights of the holders thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

          12. CORPORATE MERGERS AND OTHER CONSOLIDATIONS. The Committee may also grant options having terms and provisions which vary from those specified in the Plan, provided that any options granted pursuant to this Section 12 are granted in substitution for, or in connection with the assumption of, existing options or similar rights granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition, business combination or other reorganization to which the Company or a subsidiary is a party.

          13. OPTION AGREEMENTS. All options granted under the Plan shall be evidenced by written option agreements (which need not be identical) in such form as the Committee shall determine. Each option agreement shall specify whether the option granted thereunder is initially intended to constitute an Incentive Stock Option or Nonqualified Option.

          14. TRANSFER RESTRICTIONS.

         (a) Except as otherwise provided by the Board or the Committee, options granted under the Plan shall not be transferable other than as designated by the Employee by will, or by the laws of descent and distribution. In the event that the Board or the Committee shall permit a transfer of options granted under the Plan, any permitted transferee shall have all of the rights of the Employee under the Plan and option agreement(s), as if the Employee had retained such options.

         (b) Shares of Stock purchased pursuant to exercise of options granted under the Plan may not be sold, offered for sale or otherwise disposed of, except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act") or in a transaction that, in the opinion of legal counsel to the Company, is exempt from registration under the Act.

          15. AMENDMENT, SUSPENSION AND TERMINATION OF PLAN. The Board shall have the right to amend, suspend or terminate the Plan or any portion hereof at any time; provided, however, that shareholder approval of any amendment to the Plan shall also be obtained if (a) then required by the (i) Section 16 Rules in order for the Plan to remain qualified under Rule 16b-3 (or any successor provision) under the Exchange Act, (ii) Internal Revenue Code in order to allow for Incentive Stock Options to still be granted under the Plan, or (iii) quotation or listing requirements of NASDAQ or any principal securities exchange or market on which the Stock is then traded in order to maintain the Stock's quotation or listing thereon; (b) such amendment materially modifies the eligibility requirements as provided in Section 3; (c) such amendment increases the total number of shares of Stock, except as provided in Section 10, which may be purchased pursuant to the exercise of options granted under the Plan as provided in Section 4; or (d) such amendment reduces the minimum option price per share at which options may be granted to less than 100% of the fair market value of the Stock, as determined by the Committee, as provided in Section 5. No amendment, suspension or termination of the Plan shall alter, impair or adversely affect any of the rights, benefits or obligations of any Employee under any outstanding option previously granted thereto, unless the written consent of such Employee is obtained.

          16. EFFECTIVE DATE AND TERM OF PLAN. The effective date of the Plan is the date of its adoption by the Board, subject to the approval of the Plan within 12 months of such effective date at a meeting of shareholders, and all options granted prior to such approval shall be subject to such approval and shall not be exercisable until after such approval. The Plan shall terminate on March 20, 1995, or on such earlier date as may be determined by the Board under
Section 15. Termination of the Plan, however, shall not adversely affect the rights of Employees under options previously granted to them, and all unexpired options shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

          17. CHANGE IN CONTROL.

         (a) Notwithstanding any other provision of the Plan, upon the occurrence of a Change in Control (as defined in Section 17(c)) all options then outstanding under the Plan shall become immediately exercisable in full for the remainder of their terms and each Employee shall have the right for a period of 30 days following a Change in Control to require the Company to purchase his outstanding options for cash at the aggregate Acceleration Price (as defined in Section 17(b)) for all shares of Stock subject to such options held by such Employee; provided, however, that, if then required by the Section 16 Rules, Employees shall have the right to exercise outstanding options or require the Company to purchase such options only if at least six months has elapsed between the date of grant of such options and the Change in Control date.

         (b) The "Acceleration Price" shall be the excess of the highest of the following over each applicable option price per share (as the same may be adjusted from time to time pursuant to Section 10) on the Change in Control date:

              (i) the highest reported ask price of the Stock, as reported on NASDAQ or the principal securities exchange or market upon which the Stock is then listed or traded, on or within the 60 days prior to and including the Change in Control date;

              (ii) the highest purchase or sale price of the Stock reported in a
Schedule 13D or an amendment thereto as paid or received on or within the 60 days prior to and including the Change in Control date; the highest tender offer price paid or offered for the Stock on or within the 60 days prior to and including the Change in Control date; and

              (iii) the highest cash merger or similar price paid or offered for the Stock on or within the 60 days prior to and including the Change of Control date.

         (c) A "Change in Control" (and the Change in Control date) shall be the occurrence of any one of the following events (certain defined terms used in this Section 17(c) are defined in Section 17(d)):

              (i) the first day of receipt by the Company of a Schedule 13D, any amendment thereto or notice of a public announcement confirming that any Person (other than any employee benefit plan of the Company or of any subsidiary of the Company or any Person organized, appointed or established pursuant to the terms of any such benefit plan or any Person who is an Employee), together with his Affiliates or Associates, is or becomes the Beneficial Owner of securities representing at least 20% of the combined voting power of the Company;

              (ii) the first day on which two or more of the members of the Board are not Continuing Directors;

              (iii) the day on which the shareholders of the Company approve (A) any business combination, consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

              (iv) the day on which the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

          (d) For purposes of this Section 17:

              (i) a "Person" shall mean any individual, firm, corporation, partnership, trust or other entity.

              (ii) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act.

              (iii) a Person shall be a "Beneficial Owner" of securities (A) which such Person beneficially owns, directly or indirectly, or (B) which such Person has the right to acquire (whether such right is exercisable immediately or only with the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants, options or otherwise, other than if such Person acquires or has the right to acquire such securities as an underwriter, broker, dealer or selling group member in connection with the public or private distribution of such securities pursuant to an underwriting or similar agreement with the Company or upon exercise of Rights issued under the Company's Rights Agreement with First Bank (N.A.) dated December 20, 1988, as amended.

              (iv) "Continuing Directors" means any member of the Board who was a member of the Board on March 20, 1990, and any successor of a Continuing Director who is recommended or elected to succeed the Continuing Director by a majority of the remaining Continuing Directors.

         (e) The Committee shall not have authority under Section 2 to modify the time when options may be exercised under this Section 17.

                                      -8-